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                        CIRCUS CIRCUS ENTERPRISES, INC.,
                                   as Issuer


                                      and

                             THE BANK OF NEW YORK,

                                   as Trustee


                              ------------------
                                   INDENTURE
                              ------------------



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--------------------------------------------------------------------------------

                            CROSS-REFERENCE TABLE*

  TIA                                                          Indenture
Section                                                         Section
-------                                                        ---------
 310  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . .   7.10
      (a)(2) . . . . . . . . . . . . . . . . . . . . . . . .   7.10
      (a)(3) . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
      (a)(4) . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
      (a)(5) . . . . . . . . . . . . . . . . . . . . . . . .   7.10
      (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.08; 7.10; 12.02
      (c)  . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
 311  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
      (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
      (c)  . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
      312(a) . . . . . . . . . . . . . . . . . . . . . . . .   2.07
      (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   12.03
      (c)  . . . . . . . . . . . . . . . . . . . . . . . . .   12.03
 313  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
      (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
      (c)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.06; 12.02
      (d)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
 314  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .   4.07; 12.02
      (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
      (c)(1) . . . . . . . . . . . . . . . . . . . . . . . .   12.04
      (c)(2) . . . . . . . . . . . . . . . . . . . . . . . .   12.04
      (c)(3) . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
      (d)  . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
      (e)  . . . . . . . . . . . . . . . . . . . . . . . . .   12.05
      (f)  . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
 315  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.01(b)
      (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.05; 12.02
      (c)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.01(a)
      (d)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.01(c)
      (e)  . . . . . . . . . . . . . . . . . . . . . . . . .   6.11
 316  (a)(last sentence) . . . . . . . . . . . . . . . . . .   12.06
      (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . .   6.05
      (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . .   6.04
      (a)(2) . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
      (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   6.07
 317  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . .   6.08
      (a)(2) . . . . . . . . . . . . . . . . . . . . . . . .   6.09
      (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   2.06
 318  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .   12.01
      (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
      (c)  . . . . . . . . . . . . . . . . . . . . . . . . .   10.01

---------------------
N.A. means Not Applicable.

*This Cross-Reference Table is not part of the Indenture.

                                 TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
                                    ARTICLE ONE

                     DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 1.02.  Incorporation By Reference Of Trust Indenture Act.. . . . . . . . . . 9
SECTION 1.03.  Rules Of Construction.. . . . . . . . . . . . . . . . . . . . . . . . 9

                                    ARTICLE TWO

                                   THE SECURITIES

SECTION 2.01.  Forms Generally.. . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 2.02.  Form Of Trustee's Certificate Of Authentication.. . . . . . . . . .  10
SECTION 2.03.  Amount Unlimited, Issuable In Series. . . . . . . . . . . . . . . .  11
SECTION 2.04.  Execution And Authentication;
                 Denominations; Delivery And Dating. . . . . . . . . . . . . . . .  14
SECTION 2.05.  Registrar And Paying Agent. . . . . . . . . . . . . . . . . . . . .  15
SECTION 2.06.  Paying Agent To Hold Money In Trust.. . . . . . . . . . . . . . . .  15
SECTION 2.07.  Securityholder Lists. . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 2.08.  Transfer And Exchange.. . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 2.09.  Replacement Securities. . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 2.10.  Outstanding Securities. . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 2.11.  Temporary Securities. . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 2.12.  Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 2.13.  Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 2.14.  Mandatory Disposition Of Securities Pursuant To
                 Gaming Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 2.15.  CUSIP Numbers.. . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                   ARTICLE THREE

                                   SUBORDINATION

SECTION 3.01.  Securities Subordinated To
                 Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.02.  No Payment On Securities In Certain Circumstances.. . . . . . . . .  21
SECTION 3.03.  Securities Subordinated To Prior
                 Payment Of All Senior Indebtedness
                 On Dissolution, Liquidation Or
                 Reorganization Of Company . . . . . . . . . . . . . . . . . . . .  23


                                       -i-

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
SECTION 3.04.  Securityholders To Be Subrogated
                 To Rights Of Holders Of Senior
                 Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 3.05.  Obligations Of The Company
                 Unconditional . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 3.06.  Trustees And Paying Agent Entitled To Assume Payments Not
                 Prohibited In
                 Absence Of Notice . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 3.07.  Application By Trustee Of Monies Deposited With It. . . . . . . . .  25
SECTION 3.08.  Subordination Rights Not Impaired
                 By Acts Or Omissions Of Company Or Holders Of Senior
                 Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.09.  Securityholders Authorize Trustee
                 To Effectuate Subordination Of
                 Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.10.  Right Of Trustee And Paying Agent To Hold Senior
                 Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 3.11.  Article Three Not To Prevent Events Of Default. . . . . . . . . . .  27

                                    ARTICLE FOUR

                                     COVENANTS

SECTION 4.01.  Payment Of Securities.. . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 4.02.  Corporate Existence.. . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 4.03.  Payment Of Taxes And Other Claims.. . . . . . . . . . . . . . . . .  28
SECTION 4.04.  Maintenance Of Properties.. . . . . . . . . . . . . . . . . . . . .  28
SECTION 4.05.  Maintenance Of Office Or Agency.. . . . . . . . . . . . . . . . . .  29
SECTION 4.06.  Compliance Certificate. . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.07.  Reports.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.08.  Waiver Of Stay, Extension Of
                 Usury Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.09.  Limitation On Liens.. . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 4.10.  Limitation On Sale And Lease-Back Transactions. . . . . . . . . . .  33
SECTION 4.11.  Defeasance Of Certain Obligations.. . . . . . . . . . . . . . . . .  34
SECTION 4.12.  Limitation On Layering Debt.. . . . . . . . . . . . . . . . . . . .  36

                                    ARTICLE FIVE

                               SUCCESSOR CORPORATION

                                    ARTICLE SIX

                               DEFAULTS AND REMEDIES


                                       -ii-

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                                                                                  ----
SECTION 6.01.  Events Of Default.. . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 6.02.  Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 6.03.  Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 6.04.  Waiver Of Past Defaults.. . . . . . . . . . . . . . . . . . . . . .  40
SECTION 6.05.  Control By Majority.. . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 6.06.  Limitation On Suits.. . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 6.07.  Rights Of Holders To Receive Payment. . . . . . . . . . . . . . . .  41
SECTION 6.08.  Collection Suit By Trustee. . . . . . . . . . . . . . . . . . . . .  41
SECTION 6.09.  Trustee May File Proofs Of Claim. . . . . . . . . . . . . . . . . .  42
SECTION 6.10.  Priorities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 6.11.  Undertaking For Costs.. . . . . . . . . . . . . . . . . . . . . . .  42

                                   ARTICLE SEVEN

                                      TRUSTEE

SECTION 7.01.  Duties Of Trustee.. . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 7.02.  Rights Of Trustee.. . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 7.03.  Individual Rights Of Trustee. . . . . . . . . . . . . . . . . . . .  45
SECTION 7.04.  Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 7.05.  Notice Of Defaults. . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 7.06.  Reports By Trustee. . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 7.07.  Compensation And Indemnity. . . . . . . . . . . . . . . . . . . . .  46
SECTION 7.08.  Replacement Of Trustee. . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 7.09.  Successor Trustee By Merger, Etc. . . . . . . . . . . . . . . . . .  48
SECTION 7.10.  Eligibility; Disqualification.. . . . . . . . . . . . . . . . . . .  49
SECTION 7.11.  Preferential Collection Of Claims Against Company.. . . . . . . . .  49
SECTION 7.12.  Authenticating Agent. . . . . . . . . . . . . . . . . . . . . . . .  49

                                   ARTICLE EIGHT

                               DISCHARGE OF INDENTURE

SECTION 8.01.  Termination Of Company's Obligations. . . . . . . . . . . . . . . .  51
SECTION 8.02.  Application Of Trust Money. . . . . . . . . . . . . . . . . . . . .  53
SECTION 8.03.  Repayment To The Company. . . . . . . . . . . . . . . . . . . . . .  54
SECTION 8.04.  Reinstatement.. . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                    ARTICLE NINE

                        AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent Of Holders. . . . . . . . . . . . . . . . . . . . .  55
SECTION 9.02.  With Consent Of Holders.. . . . . . . . . . . . . . . . . . . . . .  56
SECTION 9.03.  Compliance With Trust Indenture Act.. . . . . . . . . . . . . . . .  57
SECTION 9.04.  Revocation And Effect Of Consents.. . . . . . . . . . . . . . . . .  57
SECTION 9.05.  Notation On Or Exchange Of Securities.. . . . . . . . . . . . . . .  58
SECTION 9.06.  Trustee To Sign Amendments, Etc.. . . . . . . . . . . . . . . . . .  58


                                       -iii-

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                                                                                  ----
                                    ARTICLE TEN

                            MEETINGS OF SECURITYHOLDERS

SECTION 10.01. Purposes For Which Meetings May Be Called.. . . . . . . . . . . . .  58
SECTION 10.02. Manner Of Calling Meetings. . . . . . . . . . . . . . . . . . . . .  59
SECTION 10.03. Call Of Meetings By Company
                 Or Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 10.04. Who May Attend And Vote At Meetings.. . . . . . . . . . . . . . . .  60
SECTION 10.05. Regulations May Be Made By Trustee; Conduct Of The Meeting;
                 Voting Rights; Adjournment. . . . . . . . . . . . . . . . . . . .  60
SECTION 10.06. Voting At The Meeting And Record
                 To Be Kept. . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 10.07. Exercise Of Rights Of Trustee Or
                 Securityholders May Not Be Hindered
                 Or Delayed By Call Of Meeting . . . . . . . . . . . . . . . . . .  62

                                   ARTICLE ELEVEN

                                     REDEMPTION

SECTION 11.01. Notices To Trustee. . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 11.02. Selection Of Securities To Be
                 Redeemed. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 11.03. Notice Of Redemption. . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 11.04. Effect Of Notice Of Redemption. . . . . . . . . . . . . . . . . . .  65
SECTION 11.05. Deposit Of Redemption Price.. . . . . . . . . . . . . . . . . . . .  65
SECTION 11.06. Securities Redeemed In Part.. . . . . . . . . . . . . . . . . . . .  65

                                   ARTICLE TWELVE

                                   MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls. . . . . . . . . . . . . . . . . . . .  65
SECTION 12.02. Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 12.03. Communication By Holders With Other Holders.. . . . . . . . . . . .  66
SECTION 12.04. Certificates And Opinion As To
                 Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 12.05. Statements Required In Certificate
                 Or Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 12.06. When Treasury Securities Disregarded. . . . . . . . . . . . . . . .  67
SECTION 12.07. Rules By Paying Agent, Registrar. . . . . . . . . . . . . . . . . .  67
SECTION 12.08. Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 12.09. Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 12.10. No Adverse Interpretation Of Other Agreements.. . . . . . . . . . .  68


                                       -iv-

                                                                                  Page
                                                                                  ----
SECTION 12.11. No Recourse Against Others. . . . . . . . . . . . . . . . . . . . .  68
SECTION 12.12. Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 12.13. Duplicate Originals.. . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 12.14. Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 12.15. Effect Of Headings, Table
                 Of Contents, Etc. . . . . . . . . . . . . . . . . . . . . . . . .  69

          INDENTURE, dated as of November 20, 1998, between Circus Circus Enterprises, Inc., a Nevada corporation ("Company"), and The Bank of New York, a New York banking corporation, as Trustee ("Trustee").

                                      RECITALS

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its Senior Subordinated Notes to be issued in one or more series (the "Securities"), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

          All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of each series of the Securities, as follows:

                                    ARTICLE ONE

                     DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.   DEFINITIONS.

          "Affiliate" means a person "affiliated" with the Company, as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

          "Authenticating Agent" shall have the meaning provided in Section
7.12.

          "Bankruptcy Law" shall have the meaning provided in Section 6.01.

          "Board of Directors" means the Board of Directors of the Company or any committee of such Board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Com-pany to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

          "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as set forth on the most recent quarterly balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

          "Consolidated Property" means any property of the Company or any subsidiary of the Company.

          "Credit Facility" means the Amended and Restated Loan Agreement dated as of May 23, 1997 among the Company, as Borrower, Bank of America National Trust and Savings Association, as Administrative Agent, and the lenders which are or become parties from time to time thereto, as amended by Amendment No. 1 thereto dated as of October 3, 1997 and Amendment No. 2 thereto dated as of May 15, 1998, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including, without limitation, any agreement extending the maturity of, refinancing or otherwise restructuring (including adding guarantors) all or any portion of the Indebtedness under such agreement or any successor agreement or increasing the credit available thereunder.

          "Custodian" shall have the meaning provided in Section 6.01.

          "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

          "Detroit Joint Venture" means the Michigan limited liability company governed by an Operating Agreement, dated October 7, 1997, by and between Circus Circus Michigan, Inc., a wholly-owned subsidiary of the Company, and Atwater Casino Group, L.L.C.

          "Event of Default" shall have the meaning provided in Section 6.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing and Permitted Completion Guarantees and Make-Well Agreements" means (i) that certain Amended and Restated Make-Well Agreement by the Company in favor of Bank of America National Trust and Savings Association dated as of November 24, 1997 relating to the Circus and Eldorado Joint Venture, a Nevada general partnership, as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any extension of the term thereof, (ii) any contract providing for the Completion of construction or other payment or performance with respect to the construction, maintenance or improvement of property or equipment of the Detroit Joint Venture, or (iii) any "make-well," "keep-well" or other agreement or arrangement of whatever nature providing for the obligation to advance funds, property or services on behalf of the Detroit Joint Venture, or given for the purpose of assuring or holding harmless any governmental entity or agency and/or lender against loss with respect to any obligation of the Detroit Joint Venture.

          "Funded Debt" means all Indebtedness of the Company which (i) matures by its terms, or is renewable at the option of any obligor thereon to a date, more than one year after the date of original issuance of such Indebtedness and
(ii) ranks at least PARI PASSU with the Securities.

          "Gaming Authority" means the Nevada Gaming Commission, the Nevada Gaming Control Board, the Mississippi Gaming Commission, the Illinois Gaming Board, the Michigan Gaming Control Board, the New Jersey Casino Control Commission, the New

Jersey Division of Gaming Enforcement or any similar federal, state or local commission, agency or other regulatory body which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or a subsidiary of the Company (or any joint venture in which the Company or a subsidiary of the Company is a participant) or any successor thereto.

          "Gaming Laws" means the gaming laws of a jurisdiction or jurisdictions to which the Company or a subsidiary of the Company (or any joint venture in which the Company or a subsidiary of the Company is a participant) is, or may at any time after the date of this Indenture be, subject.

          "Global Security" shall mean a Security issued to evidence all or a part of any series of Securities that is executed by the Company and authenticated and delivered by the Trustee to a depositary or pursuant to such depositary's instructions, all in accordance with this Indenture and pursuant to an Officer's Certificate, which shall be registered as to principal and interest in the name of such depositary or its nominee.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" of any person means (a) any indebtedness of such person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness incurred in connection with the acquisition by such person or any of its subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, including for such purpose obligations under capitalized leases, and (b) any guaranty, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any person, but shall not include indebtedness or amounts owed (except to banks or other financial institutions) for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such person. Notwithstanding anything to the contrary in the foregoing, "Indebtedness" shall not include (i) any contracts providing for the completion of construction or other payment or performance with respect to the construction, maintenance or improvement of property or equipment of the Company or its Affiliates or (ii) any contracts providing for the obligation to advance funds, property or services on behalf of an Affiliate of the Company in order to maintain the financial condition of such Affiliate, in each case, including Existing and Permitted Completion Guarantees and Make-Well Agreements. For purposes hereof, a "capitalized lease" shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Interest Rate Protection Obligations" means, with respect to any person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

          "Joint Venture" means (i) with respect to properties located in the United States, any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more subsidiaries, and (ii) with respect to properties located outside the United States, any partnership, corporation or other entity, in which up to and including 60% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more subsidiaries.

          "Legal Holiday" shall have the meaning provided in Section 12.08.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Officer" means the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of the Company. See Sections 12.04 and 12.05.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.04 and 12.05.

          "Original Issue Discount Security" means any Security which provides that an amount less than its principal amount is due and payable upon acceleration after an Event of Default.

          "Paying Agent" shall have the meaning provided in Section 2.05.

          "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "Predecessor Securities" of any Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.09 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

          "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

          "Project Cost" means, with respect to any Resort Property, the aggregate costs required to complete such construction project in accordance with the plans therefor and applicable legal requirements, as set forth in an Officers' Certificate submitted to the Trustee, setting forth in reasonable detail all amounts theretofore expended and any anticipated costs and expenses estimated to be incurred and reserves to be established in connection with the construction and development of such future addition or improvement, including direct costs related thereto such as construction management, architectural engineering and interior design fees, site work, utility installations and hook-up fees, construction permits, certificates and bonds, land acquisition costs and the cost of furniture, fixtures, furnishings, machinery and equipment, but excluding the following: principal or interest payments on any Indebtedness (other than interest which is required to be capitalized in accordance with generally accepted accounting principles, which shall be included in determining Project Cost), or costs related to the operation of the Resort Property including, but not limited to, non-construction supplies and pre-operating payroll.

          "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

          "Registrar" shall have the meaning provided in Section 2.05.

          "Resort Property" means any property owned or to be owned by the Company or any of its subsidiaries that is, or will be upon completion, a casino (including a riverboat casino), casino-hotel, destination resort or a theme park.

          "Sale and Lease-Back Transaction" means any arrangement with any person (other than the Company or a subsidiary of the Company), or to which any such person is a party, providing for the leasing to the Company or a subsidiary of the Company for a period of more than three years of any Consolidated Property which has been or is to be sold or transferred by the Company or such subsidiary to such person or to any other person (other than the Company or a subsidiary of the Company), to which funds have been or are to be advanced by such person on the security of the leased property.

          "SEC" means the Securities and Exchange Commission.

          "Securities" has the meaning specified in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

          "Senior Indebtedness" shall have the meaning provided in Section 3.01.

          "Senior Secured Debt Securities" means any securities of the Company that constitute senior secured debt of the Company.

          "Senior Unsecured Debt Securities" means any securities of the Company that constitute senior unsecured debt of the Company.

          "subsidiary" of any person means (i) any corporation of which at least a majority in interest of the outstanding stock having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such person, or by one or more other corporations a majority in interest of such stock of which is similarly owned or controlled, or by such person and one or more other corporations a majority in interest of such stock of which is similarly owned or controlled and (ii) any other person (other than a corporation, or a partnership, corporation or other entity described in clause (ii) of the definition of Joint Venture) in which such person or any subsidiary, directly or indirectly, has greater than a 50% ownership interest.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.03 hereto.

          "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

          "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "U.S. Government Obligations" means direct non-cancelable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

          "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value, in the opinion of the Board of Directors as evidenced by a board resolution, of such property at the time of entering into such Sale and Lease Back Transaction.

          SECTION 1.02.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder or Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

          SECTION 1.03.   RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5)  provisions apply to successive events and transactions.

                                    ARTICLE TWO


                                   THE SECURITIES

          SECTION 2.01.   FORMS GENERALLY.

          The Securities of each series shall be in such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate provisions as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by any Gaming Authority or as may be required to comply with the rules of any securities exchange or depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of any series of Securities is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of a written order signed by two Officers or by and Officer and an Assistant Treasurer of the Company for the authentication and delivery of such Securities.

          The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

          The terms and provisions in the Securities shall constitute, and are hereby expressly made, a part of this Indenture.

     SECTION 2.02.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

          The Trustee's certificates of authentication shall be in substantially the following form:

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK,
                                             as Trustee

                                        By:
                                           ------------------------------------
                                                    Authorized Signatory

          SECTION 2.03.   AMOUNT UNLIMITED, ISSUABLE IN SERIES.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

          The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 2.04, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of any series of Securities:

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

          (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.11 or 9.05 and except for any Securities which, pursuant to Section 2.04, are deemed never to have been authenticated and delivered hereunder);

          (3) the person to whom any interest on a Security of the series shall be payable, if other than the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the record date for such interest;

          (4) the date or dates on which the principal of any Securities of the series is payable;

          (5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the dates on which any such interest shall be payable and the record date for any such interest payable on any such payment date;

          (6) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

          (7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

          (8) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (9) if other than denomination of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

          (10) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

          (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

          (12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

          (13) if other than the entire principal amount thereof the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to
     Section 6.02;

          (14) if the principal amount payable at the maturity of any Securities of the series will not be determinable as of any one or more dates prior to maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity date other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

          (15) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 4.11, and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

          (16) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;

          (17) any addition to or change in the covenants set forth in Article Four which applies to Securities of the series;

          (18) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities, and the depositary for such Global Security and Securities; and

          (19) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, but which may modify or delete any provision of this In-denture with respect to such series, provided that no such term may modify or delete any provision hereof if imposed by the Trust Indenture Act, and PROVIDED, further that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee).

          If any of the foregoing terms are not available at the time such Board Resolution is adopted, or such Officers' Certificate or any supplemental indenture is executed, such resolutions, Officers' Certificate or supplemental indenture may reference the document or documents to be created in which such terms will be set forth prior to the issuance of such Securities.

          All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.04) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

          If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

          SECTION 2.04.   EXECUTION AND AUTHENTICATION;
                          DENOMINATIONS; DELIVERY AND DATING.

          Two Officers shall sign the Securities for the Company by original or facsimile signature. The Company's seal shall be reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          Upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company, the Trustee shall authenticate the Securities.

          The Securities shall be issuable only in registered form without coupons and only in minimum denominations of $100,000 and in integral multiples of $1,000 in denominations above $100,000.

          The Company and the Trustee, by their execution and authentication, respectively, of the Securities, expressly agree to the terms and conditions stated therein and to be bound thereby.

          SECTION 2.05.   REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency where Securities of a series may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities of that series may be presented for payment ("Paying Agent"). At all times the Registrar and the Paying Agent shall each maintain an office or agency in the State of New York where Securities of a series may be presented for the above purposes. The Registrar shall keep a register of the Securities of that series and of their registration of transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents for each series of Securities. The term "Paying Agent" includes any additional paying agent. The term "Registrar" includes any co-registrar.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent for any series of Securities, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar and Paying Agent.

          SECTION 2.06.   PAYING AGENT TO HOLD MONEY IN TRUST.

          Subject to the provisions of Article Three and Section 8.03 hereof, each Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on any series of Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a subsidiary of the Company acts as Paying Agent, it shall, on or before each due date of principal of or interest on that series of Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

          SECTION 2.07.   SECURITYHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders, separately by series, and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, separately by series, relating to such interest payment date or request, as the case may be.

          SECTION 2.08.   TRANSFER AND EXCHANGE.

          Where a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the New York Uniform Commercial Code are met. Where Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company may charge a reasonable fee for any transfer or exchange but not for any exchange pursuant to Section 2.11 or 9.05.

          The Company need not issue, and the Registrar or co-Registrar need not register the transfer or exchange of, (i) any Security of a series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Securities of that series for redemption under Section
11.02 and ending at the close of business on the day of such mailing, or (ii) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security of that series being redeemed in part.

          SECTION 2.09.   REPLACEMENT SECURITIES.

          If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate and make available for delivery a replacement Security of like series if the requirements of Section 8-405 of the New York Uniform Commercial Code are met. Before any Security is replaced, an indemnity bond must be provided sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every replacement Security shall constitute a contractual obligation of the Company and shall be entitled to all the benefits of this Indenture equally with all other Securities of the same series issued hereunder.

          SECTION 2.10.   OUTSTANDING SECURITIES.

          The Securities of any series outstanding at any time are all the Securities of that series authenticated by the Trustee except for those canceled by it and those described in this Section. Subject to the provisions of Section
12.06 hereof, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security. If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent holds on the maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and interest on them shall cease to accrue.

          For each series of Original Issue Discount Securities, the principal amount of such Securities that shall be deemed to be outstanding and used to determine whether the necessary Holders have given any request, demand, authorization, direction, notice, consent or waiver shall be the principal amount of such Securities that could be declared to be due and payable upon acceleration upon an Event of Default as of the date of such determination. When requested by the Trustee, the Company will advise the Trustee of such amount, showing its computations in reasonable detail.

          SECTION 2.11.   TEMPORARY SECURITIES.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by two officers of the Company. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

          SECTION 2.12.   CANCELLATION.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall cancel and dispose of and destroy any Securities surrendered to them for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

          SECTION 2.13.   DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on any series of Securities, it shall pay the defaulted interest to the persons who are Securityholders of that series on a subsequent special record date. After the deposit by the Company with the Trustee of money sufficient to pay such defaulted interest, the Trustee shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to each Securityholder of that series a notice that states the record date, the payment date, and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any other lawful manner.

     SECTION 2.14.  MANDATORY DISPOSITION OF SECURITIES PURSUANT TO GAMING LAWS.

          Each Holder and beneficial owner of Securities, by accepting or otherwise acquiring an interest in the Securities, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its subsidiaries (or any joint venture in which the Company or a subsidiary of the Company is a participant) now or hereafter conducts or proposes to conduct gaming requires that a person who is a Holder or beneficial owner of Securities must be licensed, qualified or found suitable, or comply with any other require-ment under applicable Gaming Laws, such Holder or beneficial owner shall apply for a license, qualification or a finding of suitability or comply with such other requirement, as the case may be, within the prescribed time period. If such Holder or beneficial owner fails to apply to be, or fails to become, licensed or qualified, is found unsuitable or fails to comply with any other requirement, as the case may be (a "failure of compliance"), then the Company shall have the right, at its option (i) to require such person to dispose of its Securities or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by the Gaming Authority or (ii) to redeem such Securities (which redemption may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority) at a redemption price equal to the lesser of (A) such person's cost, (B) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the redemption date and the date of any failure of compliance, or (C) such other amount as may be required by applicable law or by order of any Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such Holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of sutability or its compliance with any other requirement of a Gaming
Authority. Immediately upon the imposition by a Gaming Authority of a requirement that a Holder or beneficial owner of Securities dispose of Securities, such Holder or beneficial owner shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by the Securities or (ii) to receive any interest, dividends or any other distributions or payments with respect to the Securities or any remuneration in any form with respect to the Securities from the Company or the Trustee, except the redemption price referred to in this Section 2.14.

          SECTION 2.15.   CUSIP NUMBERS.

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE THREE

                                   SUBORDINATION

          SECTION 3.01.   SECURITIES SUBORDINATED TO
                          SENIOR INDEBTEDNESS.

          The Company, for itself and its successors, and each Holder, by his acceptance of Securities, agrees that the payment of the principal of, premium, if any, and interest on the Securities is subordinated, to the extent and in the manner provided in this Article Three, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness.

          For purposes of this Article Three, "Senior Indebtedness" means the principal, premium, if any, and interest on any Indebtedness of the Company, whenever created, incurred, issued, assumed or guaranteed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities.
Without limiting the foregoing, Senior Indebtedness shall include (a) the principal of and interest on and other amounts due on or in connection with the Indebtedness of the Company under the Credit Facility; (b) all Interest Rate Protection Obligations of the Company; (c) all obligations of the Company under standby letters of credit; and (d) Indebtedness evidenced by the Senior Secured Debt Securities, the Senior Unsecured Debt Securities, the 6.45% Senior Notes of the Company Due 2006, the 7.0% Debentures of the Company Due 2036 and the 6.70% Debentures of the Company Due 2096. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and/or any one or more subsidiaries and Affiliates of the Company; (c) to the extent that it may constitute Indebtedness, any obligation in respect to any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by the 6-3/4% Senior Subordinated Notes of the Company Due 2003 and the 7-5/8% Senior Subordinated Debentures of the Company Due 2013, with respect to which the Securities will rank PARI PASSU in right of payment; (e) Indebtedness of the Company that is expressly sub-ordinate or junior in right of payment to any other Indebtedness of the Company; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company; PROVIDED, that any guaranty by the Company of Indebtedness of a subsidiary of the Company to third parties shall constitute Senior Indebtedness unless, in the case of any particular guaranty, the instrument creating or evidencing the same provides that such guaranty is subordinated to any other Indebtedness of the Company; PROVIDED FURTHER, that in the event a subsidiary of the Company advances to the Company the proceeds attributable to Indebtedness incurred by such subsidiary to a third party which Indebtedness has been guaranteed by the Company pursuant to a guaranty which itself constitutes Senior Indebtedness, then such obligation of the Company to repay such advance to the subsidiary shall constitute Senior Indebtedness, unless such obligation is created or evidenced by an instrument which provides that such obligation is subordinated to any other Indebtedness of the Company. This Article Three shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior
Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

     SECTION 3.02.  NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES.

          (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full, or such payment duly provided for or other provision made therefor in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made (i) on account of principal of or interest on any of the Securities or (ii) to acquire any of the Securities for cash or property other than capital stock of the Company.

          (b) Upon the happening of and during the continuance of any event of default (or if an event of default would result upon any payment with respect to any of the Securities) with respect to any Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to immediately accelerate the maturity thereof beyond any applicable grace period and (if the default is other than (i) a default in payment of the principal of or interest on or other amount due in connection with such Senior Indebtedness or (ii) a default for which notice is required to be sent under the terms of such Senior Indebtedness by the holders thereof or their Representative) upon written notice thereof given to the Company and the Trustee by the holders of such Senior Indebtedness or their Representative, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment or distribution of any assets of the Company of any kind or character (excluding any payment from the trust described under Article Eight below) shall be made by the Company with respect to the principal of, premium, if any, or interest on any of the Securities or to acquire any of the Securities for cash or property other than capital stock of the Company; PROVIDED, HOWEVER, that if such default is a default other than a default referred to in clause (i) of this Section 3.02(b), nothing contained in this
Section 3.02(b) shall prevent the Company from making payments of interest, when due, on any of the Securities.

          (c)  In the event that notwithstanding the provisions of this Section
3.02 the Company shall make any payment to the Trustee on account of the principal of or interest on any of the Securities (other than as permitted by Section 3.02(b)) after the happening of an event of default of the type specified in clauses (i) or (ii) of Section 3.02(b) above or after receipt by the Company and the Trustee of written notice as provided in Section 3.02(b) above of any other event of default with respect to any Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections
3.06 and 3.07) shall be held by the Trustee in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

          SECTION 3.03.   SECURITIES SUBORDINATED TO PRIOR
                          PAYMENT OF ALL SENIOR INDEBTEDNESS
                          ON DISSOLUTION, LIQUIDATION OR
                          REORGANIZATION OF COMPANY.

          Upon any distribution of assets of the Company pursuant to any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceedings relating to the Company or its property or upon an assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company or otherwise, whether voluntary or otherwise):

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal and interest due thereon and other amounts due in connection therewith before the Holders are entitled to receive any payment or distribution (excluding any payment from the trust described under Article Eight below) on account of the principal of, premium, if any, or interest on any of the Securities;

          (b) any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Three shall be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Indebtedness or their Representative to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of or interest on any of the Securities before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Sections 3.06 and 3.07) shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or to their Representative for application to the payment of such Senior Indebtedness until all such Senior
     Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

          The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or any assignment for the benefit of the Company's creditors.

          SECTION 3.04.   SECURITYHOLDERS TO BE SUBROGATED
                          TO RIGHTS OF HOLDERS OF SENIOR
                          INDEBTEDNESS.

          Subject to the payment in full in cash of all Senior Indebtedness, the Holders of any series of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on such series of Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders of such series by virtue of this Article Three which otherwise would have been made to the Holders of such series shall, as between the Company and the Holders of such series, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Three are and are intended solely for the purpose of defining the relative rights of the Holders of such series, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          SECTION 3.05.   OBLIGATIONS OF THE COMPANY
                          UNCONDITIONAL.

          Nothing contained in this Article Three or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Three of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article Three, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, reorganization or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Three.

          SECTION 3.06. TRUSTEES AND PAYING AGENT ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

          The Trustee and Paying Agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or the Paying Agent unless and until the Trustee or the Paying Agent shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such written notice, the Trustee and Paying Agent, subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects conclusively to assume that no such fact exists.

          SECTION 3.07.   APPLICATION BY TRUSTEE OF MONIES
                          DEPOSITED WITH IT.

          Any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any of the Securities shall be subject to the provisions of Sections 3.01, 3.02,
3.03 and 3.04 except that, if prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such monies the notice provided for in Section 3.06, then the Trustee or such Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. Nothing herein shall be construed to relieve any Holders from duties imposed upon them under
Section 3.03(c) with respect to monies received in violation of the provisions of this Article Three.

          SECTION 3.08. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the Indenture or the Holders of the Securities. No provision in any supplemental indenture which affects the superior position of the holders of the Senior Indebtedness shall be effective against the holders of the Senior Indebtedness who have not consented thereto.

          SECTION 3.09. SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES.

          Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Three and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its or his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expira-tion of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

          SECTION 3.10. RIGHT OF TRUSTEE AND PAYING AGENT TO HOLD SENIOR INDEBTEDNESS.

          The Trustee and the Paying Agent shall be entitled to all of the rights set forth in this Article Three in respect of any Senior Indebtedness at any time held by either of them to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or the Paying Agent of any of its rights as such holder.

     SECTION 3.11.  ARTICLE THREE NOT TO PREVENT EVENTS OF DEFAULT.

          The failure of the Company to make a payment on account of principal of or interest on the Securities when due or within any applicable grace period by reason of any provision of this Article Three shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

                                    ARTICLE FOUR

                                     COVENANTS

          SECTION 4.01.   PAYMENT OF SECURITIES.

          The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment; PROVIDED, HOWEVER, that money held by the Trustee for the benefit of holders of Senior Indebtedness pursuant to the provisions of Article Three hereof shall not be considered paid within the meaning of this Section 4.01.

          The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02.   CORPORATE EXISTENCE.

          Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each subsidiary in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve, with respect to itself, any right, license or franchise, and with respect to the subsidiaries, any such existence, right, license or franchise, if the Board of Directors, or the board of directors or managing partners of the subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 4.03.   PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any subsidiary or upon the income, profits or property of the Company or any subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; and PROVIDED, FURTHER, that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge or claim if the Board of Directors, or the board of directors or managing partners of the subsidiary concerned, shall determine that such payment is not advantageous to the conduct of the business of the Company or any subsidiary and that the failure so to pay or discharge is not disadvantageous in any material respect to the Holders.

          SECTION 4.04.   MAINTENANCE OF PROPERTIES.

          The Company will cause all properties used in the conduct of its business or the business of any subsidiary to be maintained and kept in such condition, repair and working order as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors or managing partners of the subsidiary concerned, desirable in the conduct of the business of the Company or any subsidiary and not disadvantageous in any material respect to the Holders; and PROVIDED FURTHER, that property may be disposed of in the ordinary course of the business of the Company or its subsidiaries at the discretion of the appropriate officers of the Company and its subsidiaries.

          SECTION 4.05.   MAINTENANCE OF OFFICE OR AGENCY.

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Unless the Trustee serves as Paying Agent or Registrar, the Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.

          SECTION 4.06.   COMPLIANCE CERTIFICATE.

          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating whether or not the signers know of any default by the Company in performing its covenants hereunder, without regard to notice require-ments or periods of grace, in Sections 4.02, 4.03, 4.04, 4.05, 4.09 and 4.10. If they do know of such a default, the certificate shall describe the default in detail.

          SECTION 4.07.   REPORTS.

          The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA
Section 314(a).

          So long as any of the Securities remain outstanding the Company shall cause to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar all annual, quarterly or other reports which the Company mails or causes to be mailed to its stockholders generally, concurrently with such mailing to stockholders, and will cause to be disclosed in such annual reports as of the date of the most recent financial statements in each such report the amount available for dividends and other payments pursuant to the most restrictive covenant therefor as of such date.

          SECTION 4.08.   WAIVER OF STAY, EXTENSION OF
                          USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in an manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the interest on the Securities as contemplated herein, whenever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.09.   LIMITATION ON LIENS.

          Nothing in this Indenture or in the Securities shall in any way restrict or prevent the Company or any of its subsidiaries from incurring any Indebtedness; PROVIDED, HOWEVER, that neither the Company nor any of its subsidiaries may issue, assume or guarantee any Indebtedness secured by a Lien upon any Consolidated Property without effectively providing that the Securities shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to:

          (a) Liens existing on the date of original issuance of the Securities;

          (b) Liens affecting property of a corporation or other entity existing at the time it becomes a subsidiary of the Company or at the time it is merged into or consolidated with the Company or a subsidiary of the Company;

          (c) Liens on property existing at the time of acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure Indebtedness incurred prior to, at the time of, or within 24 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof;

          (d) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

          (e) Liens which secure Indebtedness owing by a subsidiary of the Company to the Company or to a subsidiary of the Company;

          (f) Liens securing Indebtedness of the Company the proceeds of which are used substantially simultaneously with the incurrence of such Indebtedness to retire Funded Debt;

          (g)  purchase money security Liens on personal property;

          (h) Liens securing Indebtedness of the Company the proceeds of which are used within 24 months of the incurrence of such Indebtedness for the Project Cost of the construction and development or improvement of a Resort Property;

          (i) Liens on the stock, partnership or other equity interest of the Company or any subsidiary in any Joint Venture or any subsidiary which owns an equity interest in such Joint Venture to secure Indebtedness, PROVIDED the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

          (j) Liens securing any Senior Indebtedness, including without limitation, the Senior Secured Debt Securities;

          (k) Liens in favor of the United States or any state thereof, or any department, agency, instrumentality, or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject thereto, including, without limitation, Liens to secure Indebtedness of the pollution control or industrial revenue bond type;

          (l) Liens required by any contract or statute in order to permit the Company or a subsidiary of the Company to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either;

          (m) mechanic's, materialman's, carrier's or other like Liens, arising in the ordinary course of business;

          (n) Liens for taxes or assessments and similar charges either (x) not delinquent or (y) contested in good faith by appropriate proceedings and as to which the Company or a subsidiary of the Company shall have set aside on its books adequate reserves;

          (o) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Company and its subsidiaries taken as a whole or impair the use of such property in the operation of the Company's or any of its subsidiary's business; and

          (p) any extension, renewal, replacement or refinancing of any Lien referred to in the foregoing clauses (a) through (j) inclusive or of any Indebtedness secured thereby, PROVIDED, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, replacement or refinancing, and that such extension, renewal, replacement or refinancing Lien shall be limited to all or part, of substantially the same property which secured the Lien extended, renewed, replaced or refinanced (plus improvements on such property).

          Notwithstanding the foregoing provisions of this Section 4.09, the Company and any one or more of its subsidiaries may, without securing the Securities, issue, assume or guarantee Indebtedness which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such Indebtedness of the Company and its subsidiaries which would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted to be secured under clauses (a) through (j) inclusive above) and the aggregate Value of Sale and Lease-Back Transactions (other than those in connection with which the Company has voluntarily retired Funded Debt) does not at any one time exceed 15% of Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries.

     SECTION 4.10.  LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS.

          Neither the Company nor any of its subsidiaries shall enter into any Sale and Lease-Back Transaction unless either (a) the Company or such subsidiary would be entitled, pursuant to the provisions of Section 4.09, to incur Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction, secured by a Lien on the property to be leased, without equally and ratably securing the Securities or (b) the Company (and in any such case the Company covenants and agrees that it will do so) within 120 days after the effective date of such Sale and Lease-Back Transaction (whether made by the Company or a subsidiary of the Company) applies to the voluntary retirement of its Funded Debt an amount equal to the Value of the Sale and Lease-Back Transaction less the principal amount of other Funded Debt voluntarily retired by the Company within four months after the effective date of such ar-rangement, excluding retirements of Funded Debt as a result of conversions or pursuant to mandatory sinking fund or prepayment provisions or by payment at maturity.

          SECTION 4.11.   DEFEASANCE OF CERTAIN OBLIGATIONS.

          The Company may omit to comply with any term, provision or condition set forth in Sections 4.03, 4.04, 4.09 and 4.10 and Article Five and Section 6.01(3) (with respect to Sections 4.03, 4.04, 4.09 and 4.10 and Article Five) and, in each case with respect to any series of Securities, such omission shall be deemed not to be an Event of Default, PROVIDED, that the following conditions have been satisfied with respect to such series:

          (1) the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such series of Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will, without consideration of any reinvestment of such interest, provide not later than the opening of business on the relevant due date, money in an amount, or (C) a combination thereof, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, sufficient to pay and discharge the principal of, and each installment of interest on, such series of Securities then outstanding on the date of maturity of such principal or installment of interest or on the redemption date, as the case may be;

          (2) Such deposit shall not cause the Trustee with respect to such series of Securities to have a conflicting interest for purposes of the TIA with respect to such series of Securities;

          (3) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture;

          (4) No Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to such series of Securities shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 6.01(5) or Section 6.01(6) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under
     Section 6.01(5) or Section 6.01(6) shall have occurred and be continuing at any time during the period ending on the 91st day after such date or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit
     (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (5) the deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

          (6) The Company has delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that (i) Holders of such series of Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred and (ii) (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under Article Three of this Indenture and (B) after the passage of 90 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, PROVIDED, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion need be given as to the effect of such laws on the trust funds except the following: (x) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of such series of Securities, the Trustee will hold, for the benefit of the Holders of such series of Securities, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise and (y) no property, rights in property or other interests granted to the Trustee for the benefit of the Holders of Securities or to the Holders of Securities in exchange for or with respect to any of such trust funds will be subject to any prior rights of holders of Senior Indebtedness, including without limitation those arising under Article Three of this Indenture; and

          (7) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section have been complied with.

          SECTION 4.12.   LIMITATION ON LAYERING DEBT.

          The Company may not create, incur, assume or suffer to exist any Indebtedness that is subordinate in right of payment to any other indebtedness of the Company, unless, by its terms or the terms of the instrument creating or evidencing it, such Indebtedness is subordinate in right of payment to, or ranks PARI PASSU with, the Securities.

                                    ARTICLE FIVE

                               SUCCESSOR CORPORATION

          The Company shall not consolidate with or merge into any other person or transfer its properties and assets substantially as an entirety to any person unless:

          (1) either the Company shall be the continuing corporation, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company substantially as an entirety are transferred shall be a corporation, partnership or trust organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          The successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Securities, and in the event of such transfer any such predecessor corporation may be dissolved and liquidated.

                                    ARTICLE SIX

                               DEFAULTS AND REMEDIES

          SECTION 6.01.   EVENTS OF DEFAULT.

          An "Event of Default" with respect to any series of Securities occurs if:

          (1) the Company defaults in the payment of interest on such series of Securities when the same becomes due and payable and the default continues for a period of 30 days; or

          (2) the Company defaults in the payment of principal of such series of Securities when the same becomes due and payable at maturity, upon redemption or otherwise; or

          (3) the Company fails to comply with any of its other agreements in such series of Securities or this Indenture, and the default continues for the period and after the notice specified below; or

          (4) an event or events of default, as defined in any one or more mortgages, indentures or instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company or a subsidiary, whether such Indebtedness now exists or shall hereafter be created, shall happen and shall entitle the holders of such Indebtedness to declare an aggregate principal amount of at least $10,000,000 of such Indebtedness due and payable and such event of default shall not have been cured or waived in accordance with the provisions of such instrument, or such Indebtedness shall not have been discharged, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of such series of Securities then outstanding a written notice specifying such event or events of default and requiring the Company to cause such event of default to be cured or such Indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder, PROVIDED, HOWEVER, that the Company is not in good faith contesting in appropriate proceedings the occurrence of such an event of default; or

          (5) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any Bankruptcy Law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any subsidiary,
     (B) appoint a Custodian of the Company or any subsidiary or for any substantial part of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against the Company or any subsidiary and such petition, application or proceeding is not dismissed within 60 days; or any warrant of attachment is issued against any substantial portion of the property of the Company or any subsidiary which is not released within 60 days of service; or

          (6) the Company or any subsidiary shall (A) become insolvent, (B) generally fail to pay its debts as they become due, (C) make any general assignment for the benefit of creditors, (D) admit in writing its inability to pay its debts generally as they become due, (E) commence a voluntary case or proceeding under any Bankruptcy Law, (F) consent to the entry of a judgment, decree or order for relief in an involuntary case or proceeding under any Bankruptcy Law, (G) consent to the institution of bankruptcy or insolvency against it, (H) apply for, consent to or acquiesce in the appointment of or taking possession by a Custodian of the Company or any subsidiary or for any substantial part of its property or (I) take any corporate action in furtherance of any of the foregoing.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A default under clause (3) (other than a Default under Section 4.02 or Article Five which Default shall be an Event of Default without the notice or passage of time specified in this paragraph) is not an Event of Default with respect to a series of Securities until the Trustee or the Holders of at least 25% in principal amount of such series of Securities then outstanding notify the Company of the default and the Company does not cure the default within 30 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

          SECTION 6.02.   ACCELERATION.

          If an Event of Default relating to any series of Securities occurs and is continuing, the Trustee by notice in writing to the Company, or the Holders of not less than 25% in principal amount of such series of Securities then outstanding by notice in writing to the Company and the Trustee, may declare the unpaid principal (or, in the case of Original Issue Discount Securities, such lesser amount as may be provided for in such Securities of and any accrued interest on all such series of Securities (but in no event more than the maximum amount of principal and interest thereon allowed by law), to be due and payable immediately. Upon any such declaration such principal and interest shall be payable immediately.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of such series of Securities then outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration as to such series of Securities, and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) the principal of such series of Securities that has become due otherwise than by such declaration of acceleration (together with interest, if any, payable thereon); and

               (B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents, attorneys and counsel; and

          (2) all existing Events of Default relating to such series of Securities have been cured or waived and the rescission would not conflict with any judgment or decree.

          SECTION 6.03.   OTHER REMEDIES.

          If an Event of Default relating to any series of Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on such series of Securities or to enforce the performance of any provisions of such series of Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the subject series of Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 6.04.   WAIVER OF PAST DEFAULTS.

          Subject to Section 9.02, the Holders of a majority in principal amount of any series of Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default with respect to such series of Securities, and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing.

          SECTION 6.05.   CONTROL BY MAJORITY.

          The Holders of a majority in principal amount of any series of Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to any default under such series of Securities. However, subject to Section 7.01, the Trustee may refuse to follow any direction that conflicts with any rule of law or this Indenture, that is unduly prejudicial to the rights of another Holder of such series of Securities, or that would involve the Trustee in personal liability.

          SECTION 6.06.   LIMITATION ON SUITS.

          A Holder of any series of Securities may not pursue any remedy with respect to this Indenture or any series of Securities unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to such series;

          (2) the Holders of at least 25% in principal amount of such series of Securities then outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority of principal amount of such series of Securities then outstanding do not give the Trustee a direction inconsistent with the request.

          A Holder of any series of Securities may not use this Indenture to prejudice the rights of another Holder of such series of Securities or to obtain a preference or priority over another Holder of such series of Securities.

          SECTION 6.07.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, but subject to the provisions of Article Three, the right of any Holder of a Security to receive payment of principal of or interest on the Security on or after the respective due dates expressed in the Security or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of the Holder.

          SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

          If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing with respect to any series of Securities, the Trust-ee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal (or such portion of the principal as may be specified as due upon acceleration at that time in the terms of that series of Securities) and interest, if any, remaining unpaid on such series of Securities then outstanding.

          SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

          SECTION 6.10.   PRIORITIES.

          Subject to the provisions of Article Three, if the Trustee collects any money pursuant to this Article with respect to any series of Securities, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: to Securityholders for amounts due and unpaid on such series of Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal and interest, respectively; and

          Third:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders of any series of Securities pursuant to this Section. The Trustee shall notify the Company in writing reasonably in advance of any such record date and payment date.

          SECTION 6.11.   UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

                                   ARTICLE SEVEN

                                      TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

          SECTION 7.01.   DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is known to the Trustee (and is not cured), the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture or in the TIA and no covenants or obligations shall be implied in this Indenture which bind the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions which by any provision of this Indenture are specifically required to be furnished to the Trustee to determine whether or not they conform in form to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section;

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (4) The Trustee shall comply with any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Law and will cooperate fully and completely in any proceeding related to such application.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.

          SECTION 7.02.   RIGHTS OF TRUSTEE.

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or power.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04.   TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

          SECTION 7.05.   NOTICE OF DEFAULTS.

          If a Default occurs with respect to any series of Securities and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of such series of Securities, notice of the Default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on such series of Securities, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of such series of Securities.

          SECTION 7.06.   REPORTS BY TRUSTEE.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May

15 that complies with TIA Section 313(a) if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

          To the extent requested in writing by the Company, the Trustee shall cooperate with the Gaming Authorities in order to provide such Gaming Authorities with any information and documentation that they may request and as otherwise required by law.

          SECTION 7.07.   COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed in writing by the Company and the Trustee. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expense may include the reasonable compensation and expenses of the Trustee's agents and counsel. The Company shall indemnify the Trustee against any loss or liability incurred by it, without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.
 The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

          The provisions of this Section shall survive the termation of this Indenture.

          SECTION 7.08.   REPLACEMENT OF TRUSTEE.

          The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of any series of Securities then outstanding may remove the Trustee with respect to such series of Securities by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee with respect to one or more or all series of Securities if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If, as to any series of Securities, the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee for that series.

          A successor Trustee as to any series of Securities shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture as to such series. A successor Trustee shall mail notice of its succession to the Holders of such series of Securities.

          If a successor Trustee as to any series of Securities does not take office within 60 days after the retiring Trustee resigns or is removed, then
(i) the retiring Trustee or the Company may petition any court of competent jurisdiction for the appointment of a successor Trustee and (ii) the Holders of a majority in principal amount of such series of Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 with respect to any series of Securities, any Holder of such series of Securities who satisfies the requirements of TIA Section

310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for such series.

          In case of appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; PROVIDED, HOWEVER, that nothing herein or in such supplemental Indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be a trustee of a trust hereunder separate and apart from any trust hereunder and administered by any other such Trustee.

          Upon the execution and delivery of such supplemental Indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

          SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee as to any series of Securities consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the resulting, surviving or transferee corporation shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, without any further act, be the successor Trustee as to such series.

          SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

          Each series of Securities shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee as to any series of Securities shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

          SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

          SECTION 7.12.   AUTHENTICATING AGENT.

          If the Company so requests, there shall be an Authenticating Agent appointed by the Trustee with power to act on its behalf and subject to its direction in the authentication and delivery of any series of Securities in connection with the exchange or registration of transfer thereof as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by the relevant Sections hereof to authenticate and deliver such series of Securities, and such series of Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as though authenticated by the Trustee hereunder, and for all purposes of this Indenture, the authentication and delivery of such series of Securities by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of such series of Securities "by the Trustee." Notwithstanding anything to the contrary contained in Section 2.04, or in any other Section hereof, all authentication in connection with exchange or registration of transfer thereof shall be effected either by the Trustee or an Authenticating Agent and such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State, with a combined capital and surplus of at least $5,000,000 and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or State authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Sec-tion, it shall resign immediately in the manner and with the effect herein specified in this Section. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

          Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders of the Securities as the names and addresses of such Holders appear on the register of Securities, and shall publish notices of such appointment at least once in a newspaper of general circulation in the place where such successor Authenticating Agent has its principal office.

          Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth, including, without limitation, the duties to authenticate and deliver the Securities when presented to it in connection with exchanges or registrations of transfer thereof; it will furnish from time to time, as requested by the Trustee, appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; it is eligible for appointment as Authenticating
Agent under this Section and will notify the Trustee promptly if it shall cease to be so qualified; and it will indemnify the Trustee against any loss, liability or expense incurred by the Trustee and will defend any claim asserted against the Trustee by reason of any act or failure to act of the Authenticating Agent but it shall have no liability for any action taken by it at the specific written direction of the Trustee.

          The Company agrees that it will pay to the Authenticating Agent from time to time reasonable compensation for its services.

          The provisions of Sections 7.02, 7.03 and 7.04 shall bind and inure to the benefit of any Authenticating Agent to the same extent that they bind and inure to the benefit of the Trustee.

          If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Securities referred to in the within mentioned Indenture.

          [TRUSTEE]
          as Trustee

          By:  ____________________________________
                    As Authenticating Agent

          By:  ____________________________________
                    Authorized Signatory


                                   ARTICLE EIGHT

                               DISCHARGE OF INDENTURE

          SECTION 8.01.   TERMINATION OF COMPANY'S OBLIGATIONS.

          The Company may terminate its obligations under any series of Securities and this Indenture with respect to such series, except those obligations referred to in the immediately succeeding paragraph, if:

          (a) all such series of Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or such series of Securities which are paid for pursuant to Section 4.01 or such series of Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder with respect to such series; or

          (b)(1) the series of Securities mature within one year or all of them are to be called for redemption within one year after arrangements satisfactory to the Trustee for giving the notice of redemption; and

          (b)(2) the Company has irrevocably deposited or caused to be deposited with the Trustee, during such one-year period, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such series of Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will, without consideration of any reinvestment of such interest, provide not later than the opening of business on the relevant due date, money in an amount, or (C) a combination thereof, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, sufficient to pay and discharge the principal of, and each installment of interest on, such series of Securities then outstanding on the date of maturity of such principal or installment of interest or the redemption date, as the case may be; or

          (c)(1) the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such series of Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will, without consideration of any reinvestment of such interest, provide not later than the opening of business on the relevant due date, money in an amount, or (C) a combination thereof, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, sufficient to pay and discharge the principal of and each installment of interest on such series of Securities then outstanding on the date of maturity of such principal or installment of interest, or, on the redemption date, as the case may be; and

          (c)(2) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent provided for in clause (c) and in Section 4.11 relating to the satisfaction and discharge of this Indenture with respect to such series of Securities have been complied with.

          Notwithstanding the foregoing clause (c), prior to the end of the 90-day period referred to in clause (6)(ii) of Section 4.11, none of the Company's obligations under this Indenture shall be discharged, and subsequent to the end of the 90-day period only the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 7.07, 7.08, 8.03 and 8.04 shall survive until such series of Securities are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07, 8.03 and 8.04 shall survive; PROVIDED, that the Company shall pay any taxes or other costs and expenses incurred by any trust created pursuant to this Article Eight.

          After any such irrevocable deposit and after satisfaction of all the conditions of this Section 8.01, the Trustee, upon the Company's request, shall acknowledge in writing the discharge of the Company's obligations under the subject Securities and this Indenture, except for those surviving obligations specified above. The Trustee shall not be responsible for any calculations made by the Company in connection with the deposit of funds pursuant to clauses
(b)(2) or (c)(1) of this Section 8.01.

          The Company may make an irrevocable deposit pursuant to this Section
8.01 only if at such time it is not prohibited from doing so under the provisions of Article Three and the Company shall have delivered to the Trustee and any such Paying Agent an Officers' Certificate to that effect.

          SECTION 8.02.   APPLICATION OF TRUST MONEY.

          The Trustee or Paying Agent shall, with respect to any series of Securities, hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited money and the money from U.S.

Government Obligations in accordance with this Indenture, to the payment of principal of and interest on such series of Securities. Money so held in trust, to the extent allocated for the payment of such series of Securities, shall not be subject to the provisions of Article Three.

          SECTION 8.03.   REPAYMENT TO THE COMPANY.

          Subject to Section 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; PROVIDED, HOWEVER, that the Company shall, if requested by the Trustee or such Paying Agent, give the Trustee or such Paying Agent satisfactory indemnification against any and all liability which may be incurred by it by reason of such payment; and PROVIDED, FURTHER, that the Trustee or such Paying Agent before being required to make any payment shall at the expense of the Company cause to be published once in a newspaper or newspapers printed in the English language, customarily published at least five days a week and of general circulation in the City of Las Vegas, Nevada and in the Borough of Manhattan, The City of New York and mail to each Securityholder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another person.

          SECTION 8.04.   REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any series of Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such series of Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.01.   WITHOUT CONSENT OF HOLDERS.

          The Company and the Trustee as to any series of Securities may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2)  to comply with Article Five;

          (3) to provide, to the extent permitted by law, that all or a portion of the obligations of the Company hereunder shall be represented only by appropriate records maintained by the Company or the Trustee in addition to or in place of the issue of Securities;

          (4) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

          (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, PROVIDED, however, that any such addition, change or elimination (A) shall neither
     (i) apply to any series of Securities created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no outstanding Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

          (6) to make any change that does not adversely affect the rights of any Securityholder of any series; or

          (7)  to establish additional series of Securities as permitted by
     Section 2.03.

          SECTION 9.02.   WITH CONSENT OF HOLDERS.

          The Company and the Trustee as to any series of Securities may amend or supplement this Indenture or such series of Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities of each series affected by such amendment or supplement, with each such series voting as a separate class. The Holders of a majority in principal amount of any series of Securities then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture with respect to that series of Securities; PROVIDED, however, that without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate, or extend the time for payment of interest on, any Security in a manner adverse to the Holders thereof;

          (3) reduce the principal of, or extend the fixed maturity or fixed redemption date of any Securities, in a manner adverse to the Holders thereof;

          (4) waive a default in the payment of the principal of, or interest on, any Security;

          (5) modify the provisions of Article Three (Subordination) in a manner adverse to the Holders of Securities or in a manner which will cause any Security to be senior to any other Security in right of payment;

          (6) make any Security payable in money other than that stated in the Security; or

          (7) make any changes in Section 6.04, 6.07 and 9.02 (second sentence).

          An amendment or waiver under this Section may not make any change that adversely affects the rights under Article Three of any holder of an issue of Senior Indebtedness unless such holder consents to such amendment or waiver.

          An amendment or waiver under this Section which waives, changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment or waiver under this Section becomes effective, the Company shall mail to Holders of Securities of each series affected thereby a notice briefly describing the amendment or waiver.

          SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to such amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives notice of revocation before the date the amendment, supplement or waiver becomes effective.

          The Company may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders entitled to consent to any amendment, supplement or waiver permitted by this Indenture. If a record date is fixed, the Holders of Securities of that series outstanding on such record date, and no other Holders, shall be entitled to consent to such amendment, supplement or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities of that series required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.

          After an amendment, supplement or waiver becomes effective, it shall bind the Holder of every Security unless it makes a change described in clause
(1), (2), (3), (4), (5), (6) or (7) of Section 9.02.  In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

          SECTION 9.05.   NOTATION ON OR EXCHANGE OF SECURITIES.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

          SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the Board of Directors approves it. The Trustee, subject to Sections 7.01 and 7.02, shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel stating that any amendment, supplement or waiver is authorized by this Indenture and complies with the provisions of this Article Nine.

                                    ARTICLE TEN

                            MEETINGS OF SECURITYHOLDERS

          SECTION 10.01.  PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

          A meeting of Holders of any series of Securities, either separately or jointly, may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

          (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Six;

          (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

          (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

          (d) to take any action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of such series of Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

          SECTION 10.02.  MANNER OF CALLING MEETINGS.

          The Trustee may at any time call a meeting of Holders of any series of Securities to take any action specified in Section 10.01, to be held at such time and at such place in the City of Las Vegas, Nevada, or in the Borough of
Manhattan, The City of New York, as the Trustee shall determine.   Notice of
every meeting of Holders of any series of Securities, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company, and to the Holders of such series of Securities at their last addresses as they shall appear on the registration books of the Registrar, not less than ten nor more than 60 days prior to the date fixed for the meeting.

          Any meeting of Holders of the Securities shall be valid without notice if (i) with respect to a meeting of any series of Securities, all Holders of such series of Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by all Holders of such series of Securities then outstanding and (ii) with respect to a meeting of all Securityholders, all Holders of such Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by all Holders of such Securities then outstanding, and, in each case, if the Company and the Trustee are either present by duly author-ized representative or have, before or after the meeting waived notice.

          SECTION 10.03.  CALL OF MEETINGS BY COMPANY
                          OR HOLDERS.

          In case at any time the Company, pursuant to resolution of its Board of Directors, or the Holders of not less than 25% in aggregate principal amount of any series of Securities then outstanding shall have requested the Trustee to call a meeting of Securityholders, either separately or jointly, to take any action specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days for receipt of such request, then the Company or the Holders of such series of Securities in the amount above specified may determine the time and place in the City of Las Vegas, Nevada, or in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.02, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any day of the week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week and of general circulation in the City of Las Vegas, Nevada and in the Borough of Manhattan, The City of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

          SECTION 10.04.  WHO MAY ATTEND AND VOTE AT MEETINGS.

          To be entitled to vote at any meeting of Securityholders, a person shall (a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representative of the Trustee and its counsel and any representatives of the Company and its counsel.

          SECTION 10.05. REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING; VOTING RIGHTS; ADJOURNMENT.

          Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 10.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

          At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. At any meeting of Securityholders, the presence of persons holding or representing any number of Securities shall be sufficient for a quorum. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

          SECTION 10.06.  VOTING AT THE MEETING AND RECORD TO BE KEPT.

          The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.02 or published as provided in Section 10.03. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          SECTION 10.07.  EXERCISE OF RIGHTS OF TRUSTEE OR
                          SECURITYHOLDERS MAY NOT BE HINDERED
                          OR DELAYED BY CALL OF MEETING.

          Nothing in this Article Ten contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

                                   ARTICLE ELEVEN

                                     REDEMPTION

          SECTION 11.01.  NOTICES TO TRUSTEE.

          If the Company elects to redeem any series of Securities pursuant to any optional redemption provisions thereof, it shall notify the Trustee of the redemption date and the principal amount of Securities of that series to be redeemed.

          The Company shall give each notice provided for in this Section in an Officers' Certificate at least 45 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee), which notice shall specify the provisions of such Security pursuant to which the Company elects to redeem such Securities.

          If the Company elects to reduce the principal amount of Securities of any series to be redeemed pursuant to mandatory redemption provisions thereof, it shall notify the Trustee of the amount of, and the basis for, any such reduction. If the Company elects to credit against any such mandatory redemption Securities it has not previously delivered to the Trustee for cancellation, it shall deliver such Securities with such notice.


          SECTION 11.02.  SELECTION OF SECURITIES TO BE
                          REDEEMED.

          If less than all of the Securities of a series are to be redeemed, the Trustee shall select the Securities of that series to be redeemed by a method that complies with the requirements of any exchange on which the Securities of that series are listed, or, if the Securities of that series are not listed on an exchange, on a pro rata basis or by lot. The Trustee shall make the selection not more than 75 days and not less than 30 days before the redemption date from Securities of that series outstanding and not previously called for redemption. Except as otherwise provided as to any series of Securities, Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Securities of the series to be redeemed or any integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly in writing of the Securities or portions of Securities to be called for redemption.

          SECTION 11.03.  NOTICE OF REDEMPTION.

          Except as otherwise provided as to any series of Securities, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date;

          (2) the redemption price fixed in accordance with the terms of the Securities of the series to be redeemed, plus accrued interest, if any, to the date fixed for redemption (the "redemption price");

          (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

          (4)  the name and address of the Paying Agent;

          (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in payment of the redemption price, interest on Securities called for redemption ceases to accrue on and after the redemption date;

          (7) The paragraph of the series of Securities and/or Section of any supplemental indenture pursuant to which such Securities called for redemption are being redeemed; and

          (8)  the CUSIP number, if any, of the Securities to be redeemed.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice of the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

          SECTION 11.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 11.03 hereof, Securities called for redemption become due and payable on the redemption date for the redemption price. Upon surrender to the Paying Agent, such Securities will be paid at the redemption price.

          SECTION 11.05.  DEPOSIT OF REDEMPTION PRICE.

          On or before the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of all Securities called for redemption on that date other than Securities which have previously been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose.

          SECTION 11.06.  SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security of like series equal in principal amount to the unredeemed portion of the Security surrendered.

                             ARTICLE TWELVE

                              MISCELLANEOUS

          SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA or the TIA as amended after the date hereof, the required provision shall control.

          SECTION 12.02.  NOTICES.

          Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail postage prepaid, addressed as follows:

          if to the Company:

               Circus Circus Enterprises, Inc.
               2880 Las Vegas Boulevard South

               Las Vegas, Nevada  89109
               Attention:  General Counsel

          if to the Trustee:

               The Bank of New York
               101 Barclay Street, Floor 21W
               New York, New York  10286
               Attention:  Corporate Trust Trustee
                              Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed by first-class mail, postage prepaid, to such Holder at such Holder's address as it appears on the register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it shall be deemed to have been duly given two days after the data of mailing, whether or not the addressee receives it.

          SECTION 12.03.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 12.04.  CERTIFICATES AND OPINION AS TO
                          CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE
                          OR OPINION.

          Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate of Opinion of Counsel are based;

          (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not in the opinion of such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate.

          SECTION 12.06.  WHEN TREASURY SECURITIES DISREGARDED.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by an Affiliate shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

          SECTION 12.07.  RULES BY PAYING AGENT, REGISTRAR.

          The Paying Agent or Registrar each may make reasonable rules for its functions.

          SECTION 12.08.  LEGAL HOLIDAYS.

          A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 12.09.  GOVERNING LAW.

          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 12.10.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 12.11.  NO RECOURSE AGAINST OTHERS.

          A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any successor corporation shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          SECTION 12.12.  SUCCESSORS.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 12.13.  DUPLICATE ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 12.14.  SEVERABILITY.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.15.  EFFECT OF HEADINGS, TABLE
                          OF CONTENTS, ETC.

          The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction thereof.

          IN WITNESS WHEREOF, the Company and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                   SIGNATURES

                                   CIRCUS CIRCUS ENTERPRISES, INC.


                                   By: MICHAEL S. ENSIGN
                                       ----------------------------------
                                        Name: Michael S. Ensign
                                        Title: Chairman of the Board,
                                        Chief Executive Officer and
                                        Chief Operating Officer


                                   THE BANK OF NEW YORK,
                                     as Trustee


                                   By:  MICHELE RUSSO
                                       ----------------------------------
                                        Name: Michele Russo
                                        Title: